Exhibit 28(j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation in this Registration Statement of Copley Fund, Inc. on Form N-1A (SEC Registration Number 2-60951) of our report dated August 19, 2010 appearing in the Restated Annual Report on Form N-CSR/A of Copley Fund, Inc. as of and for the year ended February 28, 2010.

/s/ EisnerAmper LLP

Edison, New Jersey
August 19, 2010